SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ¨☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under sec.240.14a-12
MICHAEL BAKER CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	$125 per Exchange Act Rules O-11 (c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[BOWNE letterhead]
April 30, 2010
Dear Michael Baker Corporation Registered Holder:
Bowne & Co. recently distributed to you a proxy card on behalf of the Michael Baker Corporation in order to cast your votes for the upcoming Annual Meeting of Stockholders for Michael Baker Corporation. Due to a printing error on the part of Bowne & Co., this card contained erroneous information, specifically that the 2009 agenda and election proposals were printed on the proxy cards instead of the 2010 information.
In light of this error, we hereby provide you with a corrected voting instruction card – we ask that you cast your votes using the instructions found herein, either by Internet, telephone or by mailing your physical card in the enclosed return envelope. In particular, if you have already voted using the erroneous physical card previously delivered to you, we ask that you submit a new vote in accordance with the immediately preceding sentence.
We apologize for any inconvenience this may have caused.
Sincerely,
Bowne & Co., Inc.